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                                                                    EXHIBIT 99.1

[ALLIED CAPITAL LOGO]


              ALLIED CAPITAL DECLARES DIVIDEND OF $0.57 PER SHARE; EARNING TO BE RELEASED APRIL 28, 2004; CONFERENCE CALL SCHEDULED

APRIL 15, 2004 - WASHINGTON, DC - Allied Capital Corporation (NYSE: ALD) today announced that it has declared a second quarter dividend of $0.57 per share. This dividend represents the 163rd consecutive quarterly dividend for Allied Capital shareholders since 1963. Allied Capital distributed a total of $2.28 per share to shareholders for 2003.

The dividend is payable as follows:

                                   Record date:  June 11, 2004
                                   Payable date: June 30, 2004

EARNINGS TO BE RELEASED APRIL 28, 2004; INVESTOR WEB CAST/CONFERENCE CALL SCHEDULED
Allied Capital Corporation (NYSE:ALD) will release first quarter 2004 results on Wednesday, April 28, 2004, before the market opens. The company will host a webcast/conference call at 10:15 a.m. (Eastern Time) that morning to discuss the results for the quarter. All interested parties are welcome to attend the live webcast, which will be hosted through our web site at www.alliedcapital.com. Please visit the web site to test your connection before the call. You can also access the conference call by dialing (888) 689-4612 approximately 15 minutes prior to the call. International callers should dial (706) 645-0106. All callers should reference the passcode "Allied Capital".

An archived replay of the event will be available through May 12, 2004, by calling (800) 642-1687 (international callers please dial (706) 645-9291). Please reference passcode "6479927". An archived replay will also be available on our website. For complete information about the webcast/conference call and the replay, please visit our web site or call Allied Capital Investor Relations at (888) 818-5298.

ABOUT ALLIED CAPITAL
Allied Capital is the nation's largest business development company and provides long-term debt and equity investment capital to companies in a variety of industries. The company also participates in the real estate capital markets as an investor in non-investment grade commercial mortgage-backed securities and collateralized debt obligation bonds and preferred shares. The company is headquartered in Washington, D.C. For more information, please visit the web site at www.alliedcapital.com, call Allied Capital Investor Relations toll-free at (888) 818-5298, or e-mail us at ir@alliedcapital.com.

FORWARD-LOOKING STATEMENTS
The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in Allied Capital's filings with the Securities and Exchange Commission.

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